Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Commonwealth Biotechnologies, Inc.

Richmond, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2007, relating to the consolidated financial statements of Commonwealth Biotechnologies, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Richmond, Virginia

January 29, 2008